SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported)
                                  July 14, 2005
                                  -------------


                         PHILLIPS-VAN HEUSEN CORPORATION
                         -------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

                 001-07572                       13-1166910
                 ---------                       ----------
      (Commission File Number)        (IRS Employer Identification Number)

                  200 Madison Avenue, New York, New York 10016
                  --------------------------------------------
                    (Address of Principal Executive Offices)


                  Registrant's telephone number (212)-381-3500
                                                --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On July 14, 2005, Phillips-Van Heusen Corporation (the "Company"), entered into an Underwriting Agreement (the "Underwriting Agreement"), with the Representatives named therein on behalf of the several Underwriters named therein in connection with the public offering (the "Offering") of up to 6,386,365 shares of its Common Stock, par value $1.00 per share (the "Common Stock") (in addition to an over-allotment option to purchase 957,954 additional shares of Common Stock) by the selling stockholders named therein (the "Selling Stockholders"). The shares of Common Stock offered by the Selling Stockholders are issuable upon the conversion by the Selling Stockholders of shares of the Company's Series B Convertible Preferred Stock, par value $100.00 per share (the "Series B Convertible Preferred Stock") held by them. Such shares of Common Stock, which will be sold pursuant to the Underwriting Agreement, have been registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-105218) filed May 14, 2003, and effective December 12, 2003. The Registration Statement includes a Prospectus dated November 19, 2003, which is supplemented by a Prospectus Supplement dated July 14, 2005. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K.

     On July 14, 2005, the Company also entered into a Conversion Agreement (the "Conversion Agreement") with the Selling Stockholders. Pursuant to the Conversion Agreement, the Company agreed to make a payment to the Selling Stockholders in the amount of $1.75 for each share of Common Stock that is based upon conversion of the Series B Convertible Preferred Stock in connection with the Offering (subject to certain adjustments). This payment is based upon the net present value of the dividends that the Company would have been obligated to pay the Selling Stockholders through February 12, 2007 (the earliest time at which the Company believes that it would be able to force conversion of the Series B Convertible Preferred Stock into Common Stock), net of the net present value of the dividends payable over the same period on shares of Common Stock into which the Series B Convertible Preferred Stock is convertible. In addition, the Selling Stockholders have agreed to reduce the rights of the holders of the Series B Convertible Preferred Stock to elect members of our board of directors. The Selling Stockholders also agreed to cause any subsequent purchasers of the Series B Convertible Preferred Stock to be bound by these provisions, and have agreed to vote in favor at our next annual meeting of stockholders of an amendment to our certificate of incorporation providing for this reduced board representation. A copy of the Conversion Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits.

EXHIBIT         DESCRIPTION

1.1             Underwriting Agreement


10.1            Conversion Agreement



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PHILLIPS-VAN HEUSEN CORPORATION





                                             By: /s/ Mark D. Fischer
                                                --------------------------------
                                                Mark D. Fischer, Vice President,
                                                General Counsel and Secretary


Date:  July 20, 2005